SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549



                                 	FORM 8-K

                              	Current Report
                   	Pursuant to Section 13 or 15(d) of the
                       	Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 27, 1999


                           MICROENERGY, INC.
	(Exact name of Registrant as Specified in its Charter)


        Delaware                   0-12595           36-3262274
(State of Incorporation)      (Commission File     (IRS Employer
                              Number)              Identification No.)



           350 Randy Road, Carol Stream, Illinois 60188
             (Address of principal executive offices)



                           (630) 653-5900
                    	Registrant's Telephone Number





Item 2.    	BANK FORECLOSURE

	On August 27, 1999 Marquette National Bank (the "Bank"), which is the Registrant's principal secured lender, declared a default under the loan agreement between the Registrant and the Bank, and accelerated the payments due to the Bank. There is due from the Registrant to the Bank approximately $3.99 Million.

	On that same date the Bank foreclosed and took possession of substantially all of the Registrant's assets, as permitted by the Security Agreement between the Bank and the Registrant. The Bank has scheduled a public sale of the Registrant's assets on September 9, 1999 at the offices of the Bank's attorneys. The assets will be sold to the highest bidder at that time.

	The Registrant's Management has spent considerable effort, prior to the foreclosure, seeking a purchaser for the assets or the Registrant in its entirety. Based on that experience, Management believes that the proceeds of the foreclosure sale will be substantially less that $3.99 Million. Accordingly, all proceeds of the foreclosure sale will be retained by the Bank.

	Upon completion of the foreclosure sale, the Registrant will have no business operations, no assets, and liabilities in excess of $2 Million (depending on the net amount of proceeds from the foreclosure sale).


                               	EXHIBITS
	None




                              	SIGNATURES
	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              		MICROENERGY, INC.



Dated: September 1, 1999     	By:___________________________
                             		   Robert J. Fanella
                             		   Chief Financial Officer